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                                                                   EXHIBIT 10.34

                         EXCLUSIVE SPONSORSHIP AGREEMENT
                            BETWEEN PETS.COM AND AVMF


        This Exclusive Sponsorship Agreement (this "Agreement") is made as of October 21, 1999 (the "Effective Date") by and between Pets.com, Inc., a California corporation with offices at 435 Brannan Street, Suite 100, San Francisco, CA 94107 ("Pets.com") and American Veterinary Medical Foundation, an Illinois corporation with offices at 1931 N. Meacham Road, Suite 100, Schaumburg, IL 60173 ("AVMF") (each a "party" and collectively the "parties").

                                   BACKGROUND

        Whereas, Pets.com owns and operates the Pets.com Site (as defined below) which markets and sells pet related goods to consumers;

        Whereas, AVMF promotes the health and well-being of animals through the enhancement of veterinary medical education and science; and

        Whereas, the parties wish to enter into an exclusive sponsorship on the terms and conditions set forth herein.

        In consideration of the mutual promises contained herein, the parties hereby agree as follows:

                                A G R E E M E N T

1.      Definitions.

        "AVMF Site" means the web site owned and operated by AVMF, and currently having a URL at http://www.avma.org/avmf, and any successor site thereof.

        "Content" means the data, text, audio, video, graphics, photographs, artwork and other technology and materials of either party.

        "Home Page" means that Page of the web site which is designated as the initial end user interface for the web site.

        "Intellectual Property Rights" means all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including rights in and to all applications and registrations relating to any of the foregoing.

        "Link" means a URL hidden behind a formatting option that may take the form of a colored item


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of text (such as a URL description), logo or image, "button" or graphic box, and which allows a user to access Pages, web sites or other text within a Page.

        "Marks" of a party means such party's trademarks, trade names, service marks, service names, logos and other distinct brand elements that appear from time to time in such party's properties, ventures and services worldwide, together with any modifications to the foregoing made by such party during the term of this Agreement.

        "Page" means a document on the Internet which may be viewed in its entirety without leaving the applicable distinct URL address.

        "Partners Page" means that Page on the web site which is designated to contain information about the strategic partners of that web site.

        "Pet Retail Company" means any web site, online service, traditional retail store or other physical or virtual entity that markets, sells, or allows customers to purchase pet care or pet related products. Without limiting the foregoing, the definition of Pet Retail Company includes any retailer of consumer goods which also sells pet care products.

        "Pets.com Site" means the web site owned and operated by Pets.com, and currently having a URL at http://www.pets.com, and any successor site thereof.


2.      Pets.com's Obligations.

        2.1 Video Sponsorship. The parties acknowledge that Pets.com has sponsored the AVMF Vet Link Video pursuant to a separate sponsorship agreement dated October __, 1999.

        2.2 [*] Campaign. Pets.com agrees to develop and implement an [*] (or similar name) fund raising campaign on the Pets.com Site in which the [*] process would provide [*] which stated [*] here to [*] for a [*] or similar wording. Such campaign shall be made available on the [*] to be determined by Pets.com. In the event that such campaign does not generate a minimum of [*] ("Guaranteed Contributions") of revenue to AVMF per year for the term of this Agreement, Pets.com will compensate AVMF for the difference pursuant to Section 4.

        2.3 E-mail Newsletter. Pets.com will mention its sponsorship of AVMF [*] in its biweekly email newsletter to its customer base who have "opted-in" to receive such newsletters, the content of which shall be mutually agreed by the parties.

        2.4 Public Relations and Press Tour. Pets.com shall include AVMF in its public relations campaign such as, for example, by including AVMF in all press releases and participation in at least one


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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        press tour per year.

        2.5 Partners Page. Pets.com shall provide a Link on its Partners Page which shall link to the AVMF Home Page.

        2.6 Pets.com Magazine. Pets.com shall place a full-page advertisement in [*] issues of the "Pets.com" magazine at [*] cost to AVMF. Such magazine is currently planned to be published six (6) times in the year 2000 and expected to have a circulation of [*] per issue.

        2.7 Convention Space. Pets.com shall provide AVMF booth space at the Pets.com Dog Day Afternoon events at no cost to AVMF, which includes a national tour of [*] cities in the year 2000.

        2.8 TYDTWD. Pets.com shall provide AVMF the opportunity to participate in Pets.com's "Take Your Dog to Work Day" annual event sponsored by Pets.com.


3.      AVMF's Obligations.

        3.1 Scholarship Support. AVMF agrees to administer a Veterinary Scholarship Program in which a portion of the payments made under this Agreement shall be used for the financial support of student scholarships. AVMF shall allocate [*] per year to be distributed as [*] scholarships to each veterinary school in the United States and Canada. AVMF shall acknowledge Pets.com as the provider of such scholarship monies.

        3.2 Human-Animal Bonding Research. AVMF agrees to allocate [*] per year from the payments made under this Agreement for the support of human-animal bonding research programs, the selection of which shall be made by both parties.

        3.3 [*] Program. Subject to [*] and compliance with the [*], AVMF agrees to consider [*].

        3.4 Public Relations. AVMF agrees to include Pets.com in AVMF's public relations efforts on at least an equal level as other similar sponsors.

        3.5 Other Promotions. AVMF agrees to send a letter of introduction to all veterinarians and/or clinics receiving the Client Link Video announcing Pets.com as a new AVMF sponsor. AVMF further agrees to provide Pets.com a list of all AVMF contacts, including without limitation members and individuals who have donated money to AVMF and who have expressed no objections to AVMF so that Pets.com may communicate with them. Any such communications shall be subject to the review and reasonable approval by AVMF.




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        3.6 [*]. AVMF agrees to help Pets.com [*] months of the Effective Date a
[*] to the [*].


4. Payments and Schedule. Pets.com shall pay AVMF a total of [*] for the term of this Agreement less [*] for sponsorship of the Vet Link Video in accordance with the following schedule: beginning on the Effective Date and for each ninety (90) days ("Quarter") thereafter, Pets.com will pay AVMF [*] within thirty (30) days after the end of such Quarter. At the fourth Quarter prior to each anniversary of this Agreement, Pets.com shall adjust the fourth Quarter payment to AVMF to compensate for any amount collected from the "Add-a-buck" campaign exceeding the Guaranteed Contributions.


5. Exclusivity. Pets.com shall be the exclusive sponsor and Pet Retail Company associated with the AVMF in that AVMF shall not promote any Pet Retail Company other than Pets.com in any advertising, promotional or public relations materials in any form or medium, including without limitation the placement of banner advertisements, sponsorships, promotions or editorial content of any Pet Retail Company other than Pets.com on the AVMF Site during the term of this Agreement. Both parties acknowledge that AVMF is a non-profit foundation and can accept contributions from other Pet Retail Companies provided that such Pet Retail Companies do not receive any online or offline promotional acknowledgment other than as a line listing along with other donors.


6.      Term and Termination.

        6.1 Term. This Agreement will become effective as of the Effective Date and, unless sooner terminated as otherwise provided herein, or as otherwise mutually agreed, shall remain effective for a period of [*] from the Effective Date. This Agreement may be renewed by mutual consent of the parties.

        6.2 Termination for Insolvency and Cause. This Agreement may be terminated at any time by a party, effective immediately upon notice, if the other party: (a) undergoes an insolvency proceeding that is not dismissed within thirty (30) days; (b) files a petition in bankruptcy, (c) makes an assignment for the benefit of its creditors, or (d) breaches any of its material responsibilities or obligations under this Agreement, which breach is not cured within thirty (30) days from receipt of written notice of such breach.

        6.3 Effect of Termination. Upon expiration or termination of this
Agreement: (a) each party shall return or, at the disclosing party's request destroy, the Confidential Information of the other party, (b) all licenses granted herein shall terminate and (c) Sections 6.3, 8, 9, 10 and 11 shall survive.




* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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7.      Licenses.

        7.1 Grant of License by AVMF. Subject to the terms and conditions of this Agreement, AVMF hereby grant Pets.com an exclusive royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute and transmit the AVMF Marks and AVMF Content on the Pets.com Site and in other promotional materials solely to the extent necessary to perform its obligations under this Agreement and limited to the exclusivity provisions set forth in
Section 5, and provided that any such use will comply with any brand usage guidelines communicated by AVMF to Pets.com in writing.

        7.2 Grant of License by Pets.com. Subject to the terms and conditions of this Agreement, Pets.com hereby grants AVMF a non-exclusive, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute and transmit the Pets.com Marks and Pets.com Content in promotional materials solely to the extent necessary to perform its obligations under this Agreement, and provided that any such use will comply with any brand usage guidelines communicated by Pets.com to AVMF in writing.

        7.3 Reserved Rights. Without limiting the foregoing, each party reserves all rights other than those expressly granted in this Agreement, and no licenses are granted except as expressly set forth herein.


8.      Proprietary Information.

        8.1 Confidentiality. AVMF and Pets.com each agree to retain in confidence the non-public terms in this Agreement and all other non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential, or by the nature of the circumstances surrounding disclosure, should reasonably be understood to be confidential ("Confidential Information"). Each party agrees to: (a) preserve and protect the confidentiality of the other party's Confidential Information;
(b) refrain from using the other party's Confidential Information except as contemplated herein; and (c) not disclose such Confidential Information to any third party except to employees as is reasonably required under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees). Notwithstanding the foregoing, either party may disclose Confidential Information of the other party which is: (i) already publicly known; (ii) discovered or created by the receiving party without reference to the Confidential Information of the disclosing party, as shown in records of receiving party; (iii) otherwise known to the receiving party through no wrongful conduct of the receiving party, or (iv) required to be disclosed by law or court order. Moreover, either party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto.




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        8.2    Ownership.

               (a) By Pets.com. As between Pets.com and AVMF, Pets.com will have and retain full and exclusive right, title and ownership interest in and to the Pets.com Marks and Pets.com Content, together with any Intellectual Property Rights thereto.

               (b) By AVMF. As between AVMF and Pets.com, AVMF will have and retain full and exclusive right, title and ownership interest in and to the AVMF Marks and AVMF Content, together with any Intellectual Property Rights thereto.


9.      Representation and Warranties.

        9.1 By Each Party. Each party represents and warrants to the other that:
(a) such party has the full right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

        9.2 No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ACTIVITIES AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.


10.     Indemnification.

        10.1 Indemnification by Pets.com. Pets.com agrees, at its own expense, to defend or at its option to settle any claim or action brought against AVMF arising out of or relating to a claim that: (a) use of the Pets.com Marks or the Pets.com Content in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) any Content on the Pets.com Site infringes the Intellectual Property Rights of a third party, is obscene or defamatory, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, and/or (c) results from a breach or alleged breach by Pets.com of any representation or warranty contained in Section 9.1; and Pets.com will indemnify AVMF against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that AVMF provides Pets.com with: (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim



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or action (provided that Pets.com shall not enter into any settlement which materially affects AVMF's rights without AVMF's prior written consent), and
(iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

        10.2 Indemnification by AVMF. AVMF agrees, at its own expense, to defend or at its option to settle any claim or action brought against Pets.com arising out of or relating to a claim that: (a) use of the AVMF Marks or AVMF Content in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) any Content on the AVMF Site infringes the Intellectual Property Rights of a third party, is obscene or defamatory, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, and/or (c) results from a breach or alleged breach by AVMF of any representation or warranty contained in Sections 9.1; and AVMF will indemnify Pets.com against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that Pets.com provides AVMF with: (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action (provided that AVMF shall not enter into any settlement which materially affects Pets.com's rights without Pets.com's prior written consent), and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.


11. Limitation of Liability. EXCEPT FOR LIABILITY ARISING UNDER SECTION 10, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE THEORY OF LIABILITY), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.


12.     Miscellaneous.

        12.1 Arbitration. Any dispute, claim or controversy of any kind arising in connection with, or relating to, this Agreement, except for a dispute, claim or controversy arising under Section 8, shall be resolved exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, by three (3) arbitrators appointed in accordance with said rules. Judgment on the award rendered by the arbitrators may be entered into any court of competent jurisdiction.

        12.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the


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party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice. Either party may change its address for notice purposes hereof on written notice to the other party in accordance with this Section.

  ---------------------------------------------------------------------------
  To Pets.com                        To AVMF
  ---------------------------------------------------------------------------
  Pets.com, Inc.                     American Veterinary Medical Foundation
  435 Brannan Street, Suite 100      1931 N. Meacham Road, Suite 100
  San Francisco, CA 94107            Schaumburg, IL 60173-4360
  Attention:  Julie Wainwright       Attention:    Executive   Director   and
                                     Chairman
  ---------------------------------------------------------------------------
  Phone: 415.222.9999                Tel: 847.925.8070
  ---------------------------------------------------------------------------
  Fax: 415.222.9998                  Fax: 847.925.1329
  ---------------------------------------------------------------------------

        12.3 Costs and Expenses. Except as express provided in this Agreement elsewhere, each party will be responsible for all costs and expenses incurred by such party in performing its obligations under this Agreement.

        12.4 No Joint Venture or Agency. Nothing in this Agreement shall constitute or create a joint venture, partnership, or any other similar arrangement between Pets.com and AVMF. Neither party is authorized to act as agent or bind the other party except as expressly stated in this Agreement.

        12.5 Assignment. Neither party may transfer or assign any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party except to an acquirer of all or substantially all of that party's business or assets. Any purported transfer, assignment or delegation in violation of the foregoing will be null and void and of no force or effect.

        12.6 Headings. Sections, titles or captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any of its provisions.

        12.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        12.8 Entire Agreement. This Agreement together with any Exhibits contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

        12.9 Governing Law. This Agreement will be governed by and interpreted under the laws of the State of Illinois, without giving effect to applicable conflicts of law principles.

        12.10 Amendment. This Agreement may not be amended or modified by the parties in any


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manner, except by an instrument in writing signed on behalf of each of the parties to which such amendment or modification applies by a duly authorized officer or representative.

        12.11 Waiver. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. Neither party will be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

        12.12 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if both parties hereto had signed the same document. All counterparts will be construed together and will constitute one agreement.

                           [SIGNATURE PAGE TO FOLLOW]



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the Effective Date.


PETS.COM, INC.

By:     /s/ Julie Wainwright
   ----------------------------------------
Name:   Julie Wainwright
     --------------------------------------
Title:  CEO
      -------------------------------------
Date:   1/5/00
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AMERICAN VETERINARY MEDICAL FOUNDATION

By:     /s/ R. L. Collinson
   ----------------------------------------
Name:   R. L. Collinson
     --------------------------------------
Title:  Board Chair
      -------------------------------------
Date:   12-22-99
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